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                                                                     EXHIBIT 5.1

                        [LETTERHEAD OF GREENBERG TRAURIG]



                                                                    June 4, 1998

Windmere-Durable Holdings, Inc.
5980 Miami Lakes Drive
Miami Lakes, Florida 33014

         Re:      $250,000,000 Aggregate Offering Price of
                  Securities of Windmere-Durable Holdings, Inc.

Ladies and Gentlemen:

         We have acted as counsel to Windmere-Durable Holdings, Inc., a Florida corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of $250,000,000 aggregate offering price of (i) one or more series of senior, senior subordinated or subordinated debt securities (the "Debt Securities"), and (ii) shares of common stock, par value $.10 per share (the "Common Stock"), of the Company. The Debt Securities may be issued as exchangeable and/or convertible Debt Securities exchangeable for or convertible into shares of Common Stock and may be guaranteed by all or certain of the Company's subsidiaries. The Debt Securities will be issued pursuant to one or more indentures and one or more supplements thereto (collectively, the "Indentures"), in each case between the Company and a trustee (each, a "Trustee"). The Debt Securities and Common Stock are collectively referred to herein as the "Securities." The Securities may be offered separately or together, in one or more separate classes or series and in amounts, at prices and on terms set forth or to be set forth in the Registration Statement and any amendments thereto, in the prospectus contained in the Registration Statement (the "Prospectus"), and in one or more supplements to the Prospectus (each, a "Prospectus Supplement").

         In our capacity as counsel to the Company in connection with the Registration Statement, we are generally familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable federal and Florida laws, in the manner presently proposed.

         We have made such legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to our satisfaction, of all such documents, corporate records and instruments of the Company as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         We have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary. We are opining herein as to the effect on the subject transaction only of the federal securities laws of the United States and the laws of the State of Florida, and we express no
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Windmere-Durable Holdings, Inc.
June 4, 1998
Page 2


opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

         Subject to the foregoing and the other qualifications set forth herein, it is our opinion that, as of the date hereof:

         1. When (a) the Debt Securities have been duly established in accordance with the terms of the applicable Indenture (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the applicable Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act, and (c) assuming that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (e) assuming that the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether or not imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (f) assuming that the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.

         2. The Company has the authority pursuant to its Amended and Restated Articles of Incorporation to issue up to 40,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock (including any Common Stock duly issued upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock) will be validly issued, fully paid and nonassessable.

         The opinion set forth in paragraph 1 above is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought;
(iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; and (v) we express no opinion with respect to
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Windmere-Durable Holdings, Inc.
June 4, 1998
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whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

         We assume for purposes of this opinion that the applicable Indenture has been duly authorized by all necessary corporate action by the Company, has been duly executed and delivered by the Company and constitutes the legally valid, binding and enforceable obligation of the Company, enforceable against the Company in accordance with its terms; that the Trustee for each Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; that the applicable Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; and that the Trustee is in compliance, generally and with respect to acting as Trustee under the applicable Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement, to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein, and to the reference to our firm in any Prospectus Supplement relating to the Registration Statement reviewed and approved by us prior to the distribution of such Prospectus Supplement and the filing thereof with the Commission. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by
Section 7 of the Securities Act or the related rules promulgated by the Commission.

                                       Very truly yours,

                                       Greenberg Traurig Hoffman Lipoff Rosen &
                                       Quentel, P.A.


                                       By: /s/ Paul Berkowitz
                                           -----------------------------
                                               Paul Berkowitz